As filed with the Securities and Exchange Commission on January 3, 2011.
Registration No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GMX RESOURCES INC.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	73-1534474
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Benham Place, Suite 600
9400 North Broadway, Suite 600
Oklahoma City, OK 73114
(405) 600-0711
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Co-Registrants (see next page)

Copies to:
James A. Merrill Chief Financial Officer GMX Resources Inc. 9400 North Broadway, Suite 600 Oklahoma City, OK 73114 (405) 600-0711	James W. Larimore, Esq. Crowe & Dunlevy, A Professional Corporation 20 North Broadway, Suite 1800 Oklahoma City, OK 73102 (405) 235-7700	David C. Buck, Esq. Andrews Kurth LLP 600 Travis St, Suite 4200 Houston, TX 77002-3009 (713) 220-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price per	Aggregate Offering	Amount of
Registered	Registered	Unit (1)	Price (1)	Registration Fee
Debt Securities (2)
Common Stock, par value $0.001 per share (3)
Preferred Stock, par value $0.001 per share (4)
Depositary Shares (5)
Warrants (6)
Guarantees (7)
Units (2), (3), (4), (5), (6), (7)
TOTAL	$500,000,000	100%	$500,000,000	$58,050

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(2)	There are being registered hereunder an indeterminate principal amount of debt securities that may be sold from time to time. If any debt securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any securities previously issued hereunder.

(3)	There are being registered hereunder an indeterminate number of shares of common stock that may be sold from time to time. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion or redemption of preferred stock or debt securities registered hereby or upon exercise of warrants registered hereby. Each share of common stock also includes preferred share purchase rights to purchase shares of our Series A Junior Participating Preferred Stock under our Rights Agreement dated May 17, 2005, as amended, between GMX and Computershare Trust Company, N.A. as successor rights agent to UMB Bank, n.a.

(4)	There are being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by GMX.

(5)	There are being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event GMX elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.

(6)	There are being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase preferred stock, common stock or debt securities registered hereby or equity securities issued by an unaffiliated corporation or other entity and held by one or more of the registrants.

(7)	Guarantees may be provided by subsidiaries of GMX of the payment of the principal and interest on the debt securities. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS
Each of the following subsidiaries of GMX Resources Inc. that may become a guarantor of certain of the securities registered hereby is hereby deemed to be a registrant.

Jurisdiction of
	Incorporation of	I.R.S. Employer
Exact Name as Specified in its Charter	Organization	Identification Number
Diamond Blue Drilling Co.	Oklahoma	20-3937463
Endeavor Pipeline Inc.	Oklahoma	73-1543948
The address and telephone number of the principal executive offices of each of Diamond Blue Drilling Co. and Endeavor Pipeline, Inc. is 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, (405) 600-0711 and the agent for service at such address is James A. Merrill.

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion dated January 3, 2011
GMX RESOURCES INC.
$500,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Guarantees
Units

     We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we issue under this prospectus may be guaranteed by one or more of our subsidiaries.
     The aggregate initial offering price of the securities that we will offer will not exceed $500,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.
     This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
     We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
Investing in our securities involves risks. You should read this prospectus and any prospectus supplement carefully before you invest, including the “Risk Factors” beginning on page 4 of this prospectus.
     Our common stock is listed on The New York Stock Exchange under the symbol “GMXR.” Our 9.25% Series B Cumulative Preferred Stock, par value $0.001 per share, liquidation preference $25.00 per share (“Series B Preferred Stock”), is listed on The New York Stock Exchange under the symbol “GMXR PR”.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is _____________, 2011

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “GMX,” “we” or “our” are to GMX Resources Inc. and its subsidiaries.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and copy charges. Also, using our website, http://www.gmxresources.com, you can access electronic copies of documents we file with the SEC, including the registration statement of which this prospectus is a part, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning Investor Relations at our principal executive office, which is 9400 North Broadway, Suite 600, Oklahoma City, OK 73114, avanhorn@gmxresources.com, or (405) 600-0711.
     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.
INCORPORATION BY REFERENCE
     The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
     The following documents we filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 16, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, as filed with the SEC on May 10, 2010, August 6, 2010 and November 9, 2010, respectively;

•	our Current Reports on Form 8-K, as filed with the SEC on March 8, 2010, March 12, 2010, March 17, 2010, April 6, 2010, May 25, 2010, July 13, 2010, October 7, 2010, December 14, 2010, December 14, 2010 and December 27, 2010;

•	information specifically incorporated by reference into our Annual Report on Form 10-K from our proxy statement on Schedule 14A filed on April 19, 2010; and

•	the description of our common stock, preferred stock purchase rights and Series B Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2009, including any amendments or reports filed for the purpose of updating such descriptions.

     Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.
     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the SEC in accordance with SEC rules and regulations) subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus at no cost to the requestor. Inquiries should be directed to: Investor Relations, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, (405) 600-0711.
FORWARD-LOOKING STATEMENTS
     All statements made in this prospectus other than purely historical information are “forward-looking statements” within the meaning of the federal securities laws. These statements reflect expectations and are based on historical operating trends, proved reserve positions and other currently available information. Forward-looking statements include statements regarding future plans and objectives, future exploration and development expenditures and number and location of planned wells and statements regarding the quality of our properties and potential reserve and production levels. These statements may be preceded or followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “continues,” “plans,” “estimates,” “projects” or similar expressions or statements that events “will,” “should,” “could,” “might” or “may” occur. Except as otherwise specifically indicated, these statements assume that no significant changes will occur in the operating environment for oil and natural gas properties and that there will be no material acquisitions or divestitures except as otherwise described.
     The forward-looking statements in this prospectus are subject to all the risks and uncertainties that are described in this document. We may also make material acquisitions or divestitures or enter into financing transactions. None of these events can be predicted with certainty and are not taken into consideration in the forward-looking statements.

     For all of these reasons, actual results may vary materially from the forward-looking statements, and we cannot assure you that the assumptions used are necessarily the most likely. We will not necessarily update any forward-looking statements to reflect events or circumstances occurring after the date the statement is made except as may be required by federal securities laws.
     There are a number of risks that may affect our future operating results and financial condition. These are described below, beginning on page 4.

THE COMPANY
     GMX Resources Inc. is a “pure play” independent oil and natural gas exploration and production company focused on the development of unconventional Haynesville/Bossier Shale and Cotton Valley natural gas sands in the Sabine Uplift of the Carthage, North Field of Harrison and Panola counties of East Texas (our “core area”). We state that we are a “pure play” company because materially all of our business is currently devoted to drilling for and producing oil and natural gas in one core area.
     We have three subsidiaries, Diamond Blue Drilling Co., which owns three conventional drilling rigs in our core area, Endeavor Pipeline Inc., which operates our natural gas gathering system in our core area, and Endeavor Gathering, LLC, which owns the natural gas gathering system and related equipment operated by Endeavor Pipeline. A 40% interest in Endeavor Gathering is owned by Kinder Morgan Endeavor LLC.
     Our principal executive office is located at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma, 73114 and our telephone number is (405) 600-0711.
RISK FACTORS
     Before you invest in our securities, you should carefully consider the risk factors included in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.
     If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, and our ability to pay any dividends on any equity securities, may be reduced, and the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS
     Unless we have indicated otherwise in the accompanying prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including working capital, repayment or reduction of debt, capital expenditures, and acquisitions of additional oil and gas properties.
RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
     The following table contains our consolidated ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference herein.

						Nine Months
						Ended
	Years Ended December 31,					September 30,
	2005	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges (1)	49.19	12.97	6.88	(9.37)	(8.86)	0.89
Insufficient coverage	—	—	—	$150,011	$182,432	—
Ratio of earnings to fixed charges and preference dividends(1)	49.19	3.77	2.63	(6.77)	(7.10)	0.84
Insufficient coverage	—	—	—	$155,561	$187,011	—

(1)	For purposes of determining the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends, earnings are defined as income before income taxes, plus fixed charges (excluding amortization of capitalized interest) less capitalized interest. Fixed charges consist of interest incurred (whether expensed or capitalized) and amortization of deferred financing costs. Preference dividends consist of dividends paid with respect to our outstanding preferred stocks.
DESCRIPTION OF DEBT SECURITIES
     The following description of debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. The debt securities will be issued under one or more separate indentures between us and The Bank of New York Mellon Trust Company, N.A. or such other trustee named in the prospectus supplement. Senior debt securities will be issued under an Indenture dated as of October 28, 2009, between GMX Resources Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, (the “Senior Notes Indenture”). Subordinated debt securities will be issued under a subordinated notes indenture. Together the senior indenture and the subordinated indenture are called indentures. The terms of any debt securities will include those set forth in the applicable indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     Because we have included only a summary of the indenture terms, you must read the indentures in full to understand every detail of the terms of the debt securities. The summary is not complete. The Senior Notes Indenture and the form of subordinated notes indenture have been filed as exhibits to the registration statement to which this prospectus relates and you should read the indentures for provisions that may be important to you.
     As used in this section of the prospectus and under the caption “Description of Capital Stock,” the terms “we,” “our” and “us” mean GMX Resources Inc. only, and not its subsidiaries.
General
     Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued.
     We conduct some of our operations through our subsidiaries. To the extent of such operations, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred shareholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary.

     If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations. See “- Subsidiary Guarantees.”
     A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
     Each prospectus supplement will describe the following terms of the offered debt securities:
•	the form and title of the debt securities;

•	any limit upon the total principal amount of the debt securities;

•	the dates on which the principal and premium (if any) of the debt securities will be payable;

•	the interest rate or rates, or the method of determination thereof, that the debt securities will bear and the interest payment dates for the debt securities;

•	places where payments of the principal, premium, if any, and interest may be made on the debt securities;

•	any optional redemption periods;

•	any subordination and the terms thereof;

•	any sinking fund, amortization or other provisions that would obligate us to redeem, repurchase or repay some or all of the debt securities;

•	if other than US dollars, the currency or currencies, or the form of other securities or property in which principal of (and premium, if any) and/or interest on the debt securities will or may be payable;

•	any index or other method used to determine the amount of payment of principal of (and premium, if any) and/or interest on the debt securities;

•	whether any portion of the principal amount of such debt securities is payable upon declaration of the acceleration of the maturity thereof;

•	any additional means of satisfaction or discharge of the debt securities;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	whether the debt securities will be secured or unsecured;

•	any deletions, modifications, or additions to the events of default or covenants pertaining to the debt securities or made for the benefit of the holders thereof;

•	whether the debt securities will be convertible or exchangeable and, if so, the provisions regarding convertibility or exchangeability of the debt securities;

•	whether the debt securities will be subject to certain optional interest rate reset provisions;

•	whether the debt securities will be issued as a global debt security and, in that case, the identity of the depository for the debt securities; and

•	any other terms of the debt securities.
     Neither of the indentures limits the amount of debt securities that may be issued by us or our subsidiaries under the indentures or otherwise. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.
     Debt securities of a series may be issued in registered, bearer, coupon or global form. The prospectus supplement for each series of debt securities will state whether the debt securities will be issued in registered form and whether the debt securities will be in denominations other than $1,000 each or integral multiples thereof.
Original Issue Discount
     One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.
Subsidiary Guarantees
     Our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.
     The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect to its obligations under its subsidiary guarantee.
     Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture, and any applicable related supplemental indenture.
     If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to their senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt. See “- Subordination.”
Subordination
     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of any debt specified in the applicable prospectus supplement and supplemental indenture as being senior to the subordinated debt.
Consolidation, Merger and Sale of Assets
     Each of the indentures provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all our assets to another person, unless:
•	we shall be the surviving person, or the resulting, surviving or transferee person (if not us) (the “successor company”) will be a corporation organized and existing under the laws of the United States of America, any political subdivision or any state thereof or the District of Columbia, and the successor company (if not us) will expressly assume, by a supplemental indenture, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default under the indenture shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.
     The successor company will succeed to, and be substituted for, and may exercise every right and power of us under the indentures, but in the case of a conveyance, transfer or lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the debt securities.

Modification of Indentures
     Under each indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.
Events of Default
     Each of the indentures defines an event of default with respect to debt securities of any series as any of the following events:
•	we fail to pay any interest (including additional interest, if any) on any debt security when due and payable and such failure continues for a period of 30 days past the applicable due date;

•	we fail to pay principal of or premium (if any) on any debt security when due and payable, whether at stated maturity, or by declaration of acceleration, call for redemption or otherwise;

•	we fail to deposit any mandatory sinking fund payment, when and as due by the terms of a debt security of that series, and such failure continues for a period of 30 days past the applicable due date;

•	we fail to perform or breach any of our other covenants in the indenture (other than covenant defaults or breaches covered elsewhere as an event of default or as otherwise expressly included in the indenture), and such failure continues for a period of 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of all outstanding debt securities has been received by us; and

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default included in any indenture or supplemental indenture.
     The holders of a majority in aggregate principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest, a failure to convert any notes into cash, shares of our common stock or a combination thereof, as applicable, a default arising from our failure to repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.
     No holder of the notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest on the notes, unless:
•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.
     The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default.
     A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.
     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.
     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If an event of default occurs and is continuing with respect to all series of debt securities as a result of a failure to perform a covenant applicable to all securities or because of bankruptcy, insolvency or reorganization, the trustee or the holders of at least 25% in aggregate principal amount of all of the debt securities may declare the entire principal of all the debt securities to be due and payable immediately. If either of these events occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series (or of the debt securities of all series, as the case may be) can void the declaration. There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization.
     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants
     Under the indentures, we will:
•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.
Payment and Transfer
     Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.
     Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes without the payment of any service charge except for any tax or governmental charge.
Global Securities
     Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company (“DTC”) acts as depositary.
     Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
     Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

     Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. We have been advised by DTC that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
     Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
     A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Securities Exchange Act of 1934;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.
     Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
     Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.
     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.
Defeasance
     We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
     We must also obtain an opinion of counsel to the effect that as a result of the defeasance, holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance had not occurred.
Meetings
     Each indenture contains provisions describing how meetings of the holders of debt securities of a series may be convened. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 20% in principal amount of the outstanding debt securities of a series. A notice of the meeting must always be given in the manner described under “Notices” below. Generally speaking, except for any consent that must be given by all holders of a series as described under “Modification of Indentures” above, any resolution presented at a meeting of the holders of a series of debt securities may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, unless the indenture allows the action to be voted upon to be taken with the approval of the holders of a different specific percentage of principal amount of outstanding debt securities of a series. In that case, the holders of outstanding debt securities of at least the specified percentage must vote in favor of the action. Any resolution passed or decision taken at any meeting of holders of debt securities of any series in accordance with the applicable indenture will be binding on all holders of debt securities of that series and any related coupons, unless, as discussed in “Modification of Indentures” above, the action is only effective against holders that have approved it. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding debt securities of a series.
Governing Law
     Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices
     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.
DESCRIPTION OF CAPITAL STOCK
Common Stock
     We are currently authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2010, we had issued and outstanding 31,283,353 shares of our common stock.
     Holders of common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders and are not entitled to cumulate votes for the election of directors. Holders of common stock do not have preemptive rights to subscribe for additional shares of common stock issued by us.
     Holders of our common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available therefor. Under the terms of our revolving credit facility and senior secured notes, we may not pay dividends on shares of our common stock. In the event of liquidation, holders of the common stock are entitled to share pro rata in any distribution of our assets remaining after payment of liabilities, subject to the preferences and rights of the holders of any outstanding shares of our preferred stock. All of the outstanding shares of our common stock are fully paid and nonassessable.
Preferred Stock
     Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We have designated 25,000 of such shares as Series A Junior Participating Preferred Stock in connection with our Rights Plan.
     We have also designated 6,000,000 of such shares as 9.25% Series B Cumulative Preferred Stock (“9.25% Preferred Stock”), of which 2,041,169 shares were issued and outstanding as of December 31, 2010. The 9.25% Preferred Stock has a dividend preference of $2.3125 per share per year, which must be satisfied before we may pay any dividends on any junior securities, including our common stock. The 9.25% Preferred Stock also has a liquidation preference entitling the holders thereof to receive the $25 stated value per share of 9.25% Preferred Stock, plus all accrued and unpaid dividends prior to any funds being available for distribution in liquidation to the holders of our junior securities, including our common stock. We may redeem the 9.25% Preferred Stock at our option after September 30, 2011, and we are required to redeem the 9.25% Preferred Stock upon any change of control involving our Company other than to a qualifying public company or upon certain changes in our management that result in Ken L. Kenworthy, Jr. no longer serving as our Chief Executive Officer. The holders of 9.25% Preferred Stock have voting rights in certain limited circumstances.
     The board of directors is authorized, without any further action by shareholders, to determine the rights, preferences, privileges and restrictions of any series of preferred stock, the number of shares constituting any such series, and the designation thereof. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.
Depository Shares
     We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.

Description of Depository Shares
     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us to be the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.
     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that may be filed as exhibits to the registration statement in the event we issue depositary shares.
Dividends and Other Distributions
     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders.
     If there is a distribution other than in cash, the depositary will distribute property received by it to record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.
Redemption of Depository Shares
     If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.
Voting the Preferred Stock
     Upon receipt of notice of any meeting at which holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depository Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to holders of depositary receipts.
Resignation and Removal of the Depository
     The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.
Miscellaneous
     The depositary will forward to holders of depository receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.
     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws, Oklahoma Law and our Rights Plan
Advance Notice Requirements for Shareholder Proposals and Director Nominations
     Our bylaws provide that shareholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at an annual meeting of shareholders, not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not earlier than 90 days prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. With respect to other business to be brought before an annual meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting
     The Oklahoma General Corporation Act (“OGCA”) provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
Authorized but Unissued Shares
     Our amended and restated certificate of incorporation provides that the authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.
Amendment of Bylaws
     Our certificate of incorporation permits our board of directors to adopt, amend and repeal our bylaws. Our bylaws do not permit shareholders to amend the bylaws.
Oklahoma Business Combination Statute
     Under the terms of our amended and restated certificate of incorporation and as permitted under the OGCA, we have elected not to be subject to Section 1090.3 of the OGCA. In general this section prevents an “interested shareholder” from engaging in a “business combination” with us for three years following the date the person became an interested shareholder, unless:
•	prior to the date the person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•	upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power at the time the transaction commenced, excluding stock held by our directors who are also officers and stock held by certain employee stock plans; or

•	on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.
     An “interested shareholder” is defined, generally, as any person that owns stock having 15% or more of all of our voting power, any person that is an affiliate or associate of us and owned stock having 15% or more of all of our voting power at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.
     A “business combination” includes:
•	any merger or consolidation involving us and an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of our assets;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to an interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series or voting power owned by the interested shareholder;

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through us; or

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA.
     Because we have opted out of this Oklahoma anti-takeover law, any interested shareholder could pursue a business combination transaction that is not approved by our board of directors.
Oklahoma Control Share Statute
     Under the terms of our certificate of incorporation and as permitted under the OGCA, we have elected not to be subject to Sections 1145 through 1155 of the OGCA, Oklahoma’s control share acquisition statute. In general, Section 1145 of the OGCA defines “control shares” as our issued and outstanding shares that, in the absence of the Oklahoma control share statute, would have voting power, when added to all of our other shares that are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise, or direct the exercise of, such voting power in the election of directors within any of the following ranges of voting power:
•	one-fifth (1/5) or more but less than one-third (1/3) of all voting power;

•	one-third (1/3) or more but less than a majority of all voting power; or

•	a majority of all voting power.
     A “control share acquisition” means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, “control shares.” After a control share acquisition occurs, the acquiring person is subject to limitations on the ability to vote such control shares. Specifically, Section 1149 of the OGCA provides that under most control share acquisition scenarios, “the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the shareholders of the issuing public corporation approve a resolution according the shares the same voting rights as they had before they became control shares.” Section 1153 of the OGCA provides the procedures for obtaining shareholder consent of a resolution of an “acquiring person” to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.
     Because we have opted out of the Oklahoma control share statute, any shareholder holding control shares will have the right to vote his or its shares in full in the election of directors.
Rights Plan
     In May 2005, our shareholders approved the principal terms of a “rights plan,” we entered into a rights agreement with UMB Bank, n.a. and we declared a dividend of one preferred share purchase “right” for each outstanding share of common stock. The rights trade with, and are inseparable from, our common stock. The rights are evidenced only by the certificates that represent shares of common stock. New rights accompany any new shares of common stock issued after May 31, 2005. Computershare Trust Company, N.A. is the successor rights agent to UMB

Bank, n.a. under the rights plan.
     The rights plan is designed to ensure that all of our shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to deter potential abusive tactics to gain control of the Company without paying a fair price to all of our shareholders. The rights are intended to enable all of our shareholders to realize the long-term value of their investment in the Company. The rights will not prevent a takeover, but should encourage anyone seeking to acquire us to negotiate with the board of directors prior to attempting a takeover.
     The rights generally will be exercisable only if a person or group acquires 20% or more of our common stock or commences a tender offer, the consummation of which would result in ownership by a person or group of 20% or more of the common stock. However, Ken L. Kenworthy, Jr., our Chief Executive Officer, and his wife, Karen M. Kenworthy, who collectively currently own approximately 3.8% of the Company’s outstanding common stock, will not render the rights exercisable unless they collectively own more than 30% of our common stock.
     If a person or group acquires 20% or more of our outstanding common stock, each Right will entitle its holder (other than such person or members of such group) to purchase, at the Right’s then-current exercise price, which is initially $65.00, a number of our common shares having a market value of twice such price. In addition, if we are acquired in a merger or other business combination transaction after a person has acquired 29% or more of our outstanding common stock, each Right will entitle its holder to purchase, at the Right’s then-current exercise price, a number of the acquiring company’s common shares having a market value of twice such price. The acquiring person will not be entitled to exercise these rights.
     Prior to the acquisition by a person or group of beneficial ownership of 20% or more of our common stock, the rights are redeemable for one cent per Right at the option of the board of directors. The rights expire on June 1, 2015.
     The terms of the rights plan may be amended, or the rights plan may be terminated, by our board of directors without the consent of the holders of the rights. After a person or group becomes an Acquiring Person, our board of directors may not terminate the rights plan or amend the rights plan in a way that adversely affects holders of the rights.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement.
     The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number of amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares or warrants or any combination of such securities, including guarantees of any securities.
     The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•	the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
PLAN OF DISTRIBUTION
     We may sell securities pursuant to this prospectus (a) through underwriters or dealers, (b) through agents, (c) directly to one or more purchasers or (d) through a combination of any such methods of sale. The prospectus supplement relating to any offering of securities may include the following information:
•	the terms of the offer;

•	the names of any underwriters, dealers or agents, and any material relationships with us;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sales Through Underwriters or Dealers
     If we use underwriters in the sale, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.
Direct Sales and Sales Through Agents
     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
General Information
     Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify, underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our underwriters, dealers, and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
     Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
     Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
     The validity of the securities offered in this prospectus other than debt securities and guarantees and certain other legal matters relating to this offering will be passed upon for us by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma. The validity of the debt securities and guarantees offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.
EXPERTS
     Our consolidated financial statements as of and for the year ended December 31, 2009 incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     Our consolidated financial statements as of December 31, 2008 and for each of the two years in the period ended December 31, 2008, before the effects of the adjustments to retrospectively apply the change in accounting described in Note C, (not separately included or incorporated by reference in the Prospectus) have been audited by Smith, Carney & Co., p.c., an independent registered public accounting firm. The adjustments to those financial statements to retrospectively apply the change in accounting principle described in Note C have been audited by Grant Thornton LLP, an independent registered public accounting firm. The consolidated financial statements as of December 31, 2008 and for each of the two years in the period ended December 31, 2008 incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the reports of (i) Smith, Carney & Co., p.c. solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the change in accounting described in Note C and (ii) Grant Thornton LLP solely with respect to the adjustments to those financial statements to retrospectively apply the change in accounting described in Note C, given on the authority of such firms as experts in auditing and accounting.
     The historical reserve information as of December 31, 2009, prepared by MHA Petroleum Consultants, Inc., has been included herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth all expenses that will be paid by GMX Resources Inc. in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$58,050
Accounting fees and expense	$10,000
Legal fees and expenses	$20,000
Printing and engraving expenses	$1,000
Miscellaneous expenses	$25,000

Total	$114,050

Item 15. Indemnification of Directors and Officers
     Our certificate of incorporation contains a provision that eliminates the personal monetary liability of directors and officers to us and our shareholders for a breach of fiduciary duties to the extent currently allowed under the OGCA. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of our certificate of incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a shareholder’s only remedy is to enjoin the completion of the Board of Director’s action, this remedy would be ineffective if the shareholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that we and our shareholders would have no effective remedy against the directors or officers.
     Liability for monetary damages has not been eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of an improper dividend in violation of section 1053 of the OGCA. The limitation of liability also does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws.
     The OGCA permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense by reason of his being or having been a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of duty. Our certificate of incorporation provides indemnification to the same extent allowed pursuant to the foregoing provisions of the OGCA.
     We have entered into indemnity agreements with each of our non-employee directors. These agreements provide for indemnification to the extent permitted by the OGCA and require us to use commercially reasonable efforts to maintain director and officer liability insurance.
Item 16. Exhibits
     See the Index to Exhibits.

Item 17. Undertakings.
     (a) Each of the undersigned registrants hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about each of the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 3, 2011.

GMX RESOURCES INC. (Registrant)
By:	/s/ James A. Merrill
James A. Merrill, Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ken L. Kenworthy, Jr. and James A. Merrill, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of this 3rd day of January, 2011 in the capacities set forth below:

Signatures	Title

Chief Executive Officer and Director
/s/ Ken L. Kenworthy, Jr.	(Principal Executive Officer)

Ken L. Kenworthy, Jr.

Chief Financial Officer (Principal Financial and
/s/ James A. Merrill	Accounting Officer)

James A. Merrill

/s/ T.J. Boismier	Director

T. J. Boismier

/s/ Steven Craig	Director

Steven Craig

/s/ Ken L. Kenworthy, Sr.	Director

Ken L. Kenworthy, Sr.

/s/ Jon W. McHugh	Director

Jon W. McHugh

/s/ Thomas G. Casso	Director

Thomas G. Casso

/s/ Michael G. Cook	Director

Michael G. Cook

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 3, 2011.

DIAMOND BLUE DRILLING CO. (Co-Registrant)
By:	/s/ Michael J. Rohleder
Michael J. Rohleder, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of this 3rd day of January, 2011 in the capacities set forth below:

Signatures	Title

/s/ Michael J. Rohleder	President (Principal Executive Officer)

Michael J. Rohleder

Chief Financial Officer (Principal Financial and
/s/ James A. Merrill	Accounting Officer)

James A. Merrill

/s/ Ken L. Kenworthy, Jr.	Director

Ken L. Kenworthy, Jr.

/s/ James A. Merrill	Director

James A. Merrill

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 3, 2011.

ENDEAVOR PIPELINE, INC. (Co-Registrant)
By:	/s/ Keith Leffel
Keith Leffel, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of this 3rd day of January, 2011 in the capacities set forth below:

Signatures	Title

/s/ Keith Leffel	President (Principal Executive Officer) and Director

Keith Leffel

Chief Financial Officer (Principal Financial and
/s/ James A. Merrill	Accounting Officer)

James A. Merrill

/s/ Ken L. Kenworthy, Jr.	Director

Ken L. Kenworthy, Jr.

/s/ James A. Merrill	Director

James A. Merrill

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit			SEC File			Filed
No.	Exhibit Description	Form	No.	Exhibit	Filing Date	Herewith

4.1(a)	Rights Agreement dated May	8-K	000-32325	4.1	05/18/2005
	17, 2005 by and between GMX
	Resources Inc. and UMB Bank,
	N.A., as Rights Agent

4.1(b)	Amendment No. 1 to Rights	8-A/A	001-32977	2.1	02/21/2008
	Agreement dated as of February 1,
	2008, between GMX Resources Inc. and Computershare Trust Company, N.A., as Rights Agent

4.1(c)	Amendment No. 2 to Rights Agreement, dated October 30, 2008, by and between the Company and Computershare Trust Company, N.A., as Rights Agent (successor to UMB Bank, n.a.).	8-A/A	001-32977	1	11/17/2008

4.2	Indenture dated February 15,	8-K	001-32977	4.1	02/15/2008
	2008, between GMX Resources
	Inc. and The Bank of New York
	Trust Company, N.A., as
	trustee

4.3	Indenture (Senior Debt Securities) dated as of October 28, 2009, between GMX Resources Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee	8-K	001-32977	4.1	10/28/09

4.4	Form of Subordinated Indenture	8-K	333-134911	4.2	06/09/2006

5.1	Legal Opinion of Crowe &					✓
	Dunlevy, A Professional
	Corporation

5.2	Legal Opinion of Andrews Kurth LLP					✓

12.1	Computation of Ratio of					✓
	Earnings to Fixed Charges and to Combined Fixed Charges and Preference Dividends

23.1	Consent of Smith, Carney &					✓
	Co., p.c.

23.2	Consent of Grant Thornton					✓
	LLP

23.3	Consent of MHA Petroleum					✓
	Consultants

23.4	Consent of Crowe & Dunlevy, A
	Professional Corporation
	(included in Exhibit 5.1)

23.5	Consent of Andrews Kurth LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included
	in signature page)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Debt Securities					✓